POWER OF ATTORNEY

The undersigned Directors and/or Officers of Matrix Advisors Value Fund, Inc., a Maryland corporation hereby appoint David A. Katz, individually as attorney-in-fact and agent with the power to execute and to file any of the documents referred to below relating to the beneficial interest of said Maryland corporation and any and all amendments to said Registration Statement under the Securities Act of 1933, as amended, including any Registration Statements on Form N-14 or Form N-1A, and any and all amendments thereto with any regulatory authority, including applications for exemptive order rulings.  Each of the undersigned parties grant to the said attorney-in-fact, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

The undersigned Directors and/or Officers hereby execute this Power of Attorney as of this 13th day of December, 2012.

Name	Title

/s/ David A. Katz	Director, President and Treasurer
David A. Katz

/s/ Robert M. Rosencrans	Director
Robert M. Rosencrans

/s/ T. Michael Tucker	Director
T. Michael Tucker

/s/ Larry D. Kieszek	Director
Larry D. Kieszek